Exhibit 21.1

SUBSIDIARIES OF DIVERSEY, INC.

NORTH AMERICA

United States

Delaware

Auto-C, LLC

Diversey Puerto Rico, Inc.

Diversey Shareholdings, Inc.

Professional Shareholdings, Inc.

The Butcher Company

JDI CEE Holdings, Inc.

Suetorp Holdings, LLC nka Proteus Solutions, LLC

Nevada

JWP Investments, Inc.

JWPR Corporation

JDI Holdings, Inc.

Wisconsin

JD Polymer, LLC

Canada

Diversey Canada, Inc.

EUROPE/MIDDLE EAST/AFRICA

Austria

Diversey Austria Trading GmbH

Belgium

Diversey Belgium BVBA

Czech Republic

Diversey Ceska republika s.r.o.

Egypt

Diversey Egypt Limited

Diversey Egypt One, Limited

Diversey Egypt Trading Company, S.A.E.

Diversey Egypt Two, Limited

France

Professional Holdings S.A.S.

Diversey (France) S.A.S.

Germany

JD SystemService Deutschland GmbH

Diversey Deutschland Management GmbH

Diversey Deutschland GmbH & Co. OHG

Greece

Diversey Hellas Societe Anonyme Trading Cleaning Systems and Hygiene S.A. (official abbreviated name Diversey Hellas S.A.)

Hungary

Diversey Hungary Manufacture and Trade Limited Liability Company (official abbreviated name Diversey Ltd.)

Diversey Acting Off-shore Capital Management Limited Liability Company (official abbreviated name Diversey Hungary Ltd.)

Ireland

JohnsonDiversey Ireland Limited

DiverseyLever (Ireland) Limited

Ranger Hygiene Cleaning Systems Limited

JDER Limited

Israel

Diversey Israel Ltd.

Italy

Diversey S.p.A.

Kenya

Diversey Eastern and Central Africa Limited

Morocco

Diversey Maroc S.A.

Netherlands

Diversey B.V.

Diversey IP International B.V.

Diversey Professional B.V.

Diversey Europe B.V.

Diversey Holdings II B.V.

Nigeria

Diversey West Africa Limited

Poland

Diversey Polska Sp. z.o.o.

Portugal

JohnsonDiversey Portugal – Sistemas de Higiene e Limpeza, S.A. (official abbreviated name JohnsonDiversey Portugal S.A.)

Romania

Diversey Romania S.R.L.

Russia

Diversey LLC

Slovakia

Diversey Slovakia, s.r.o.

Slovenia

Diversey d.o.o.

South Africa

Diversey South Africa (Pty) Ltd.

Spain

Diversey España, S.L.

Sweden

Diversey Sverige AB

Diversey Sverige Holdings AB

Turkey

Diversey Kimya Sanayi ve Ticaret A.S.

United Arab Emirates

Diversey Gulf FZE

United Kingdom

Diversey (Europe) Limited

Diversey (UK) Limited

Diversey Equipment Limited

Diversey Holdings Limited

Diversey Limited

DiverseyLever Limited

Diversey Industrial Limited

Diversey Trustee Limited

Chemical Methods (Europe) Ltd.

ASIA/PACIFIC/JAPAN

Australia

Diversey Australia Pty. Ltd.

Company No. ACN 000 065 725

China

Diversey Hygiene (Guangdong) Ltd.

Diversey Trading (Shanghai) Co., Ltd.

Hong Kong

Diversey Hong Kong Limited

Diversey Professional (Hong Kong) Limited

Diversey Asia Holdings Limited

Diversey Hong Kong RE Holdings Limited

India

Diversey India Private Limited

Indonesia

PT Diversey Indonesia

Japan

Diversey Co., Ltd.

Malaysia

JohnsonDiversey Holdings Sdn. Bhd.

Diversey (Malaysia) Sdn. Bhd.

New Zealand

Diversey New Zealand Limited

Pakistan

Diversey (Private) Limited

Philippines

Diversey Philippines, Inc.

Singapore

Diversey Singapore Pte. Ltd.

South Korea

Diversey Korea Co., Ltd.

Taiwan

Diversey Hygiene (Taiwan) Ltd.

Thailand

Diversey Hygiene (Thailand) Co., Ltd.

CENTRAL AND SOUTH AMERICA

Argentina

Diversey de Argentina S.A.

Aconcagua Distribuciones SRL

Barbados

Johnson Diversey (Barbados) Holdings Ltd.

Brazil

Diversey Brasil Indústria Quimica Ltda.

Cayman Islands

JWP Investments Offshore, Inc.

Chile

Diversey Industrial y Comercial de Chile Limitada

Colombia

Diversey Colombia Limitada

Costa Rica

Diversey Centro America S.A.

Dominican Republic

Diversey Dominicana, S.A.

Guatemala

Diversey Centroamerica S.A.

Jamaica

Diversey Jamaica Limited

JohnsonDiversey Jamaica Limited

Wyandotte Chemicals Jamaica Limited

Mexico

Diversey Mexico, S.A. de C.V.

Paraguay

Diversey de Paraguay S.R.L.

Peru

Diversey Perú S.A.C.

Uruguay

Diversey de Uruguay S.R.L.

Venezuela

Diversey Venezuela, S.A.